Exhibit 99.1

LIST OF REPORTING PERSONS

1.  APOLLO ENTERPRISES INTERNATIONAL, INC.

ADDRESS:  C/O SHENZHEN ORB-FORTUNE NEW-MATERIAL CO., LTD.
                ROOM O-R, FLOOR 23, BUILDING. A, FORTUNE PLAZA
                SHENNAN ROAD, FUTIAN DISTRICT
                SHENZHEN, GUANGDONG PROVINCE, CHINA518040

DATE OF EVENT REQUIRING STATEMENT:  9/10/2010

RELATIONSHIP TO REPORTING ISSUER:  10% OWNER

BENEFICIAL HOLDINGS:  ARE REPORTED ON TABLE II ON THE FORM 3 FOR WHICH THIS IS AN EXHIBIT THERETO.